As filed with the Securities and Exchange Commission on August 3, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BACKBLAZE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8893125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2261 Market Street STE 81006
San Francisco, CA 94114
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gleb Budman
Chief Executive Officer
Backblaze, Inc.
2261 Market Street STE 81006
San Francisco, CA 94114
(650) 352-3738
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Evangeline Cheung Head of Legal & Compliance Backblaze, Inc. 2261 Market Street STE 81006 San Francisco, CA 94114 (650) 352-3738	Stephen C. Hinton Erin Reeves McGinnis Bradley Arant Boult Cummings LLP 1221 Broadway Nashville, TN 37203 (615) 252-3585

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
Subject to Completion, dated August 3, 2026
PRELIMINARY PROSPECTUS

4,194,876 Shares of Class A Common Stock

This prospectus relates to the resale from time to time by the selling stockholder identified in this prospectus or its permitted transferees (collectively, the “Selling Stockholder”) of up to 4,194,876 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of Backblaze, Inc. (the “Company,” “Backblaze,” “we,” “our,” or “us”). The shares of Common Stock registered hereunder consist of: (i) 3,053,314 shares of Common Stock (the “Initial Warrant Shares”) issuable upon exercise of a Common Stock Purchase Warrant issued to CoreWeave, Inc. (“CoreWeave”) on June 16, 2026 at an exercise price of $7.60 per share, expiring June 16, 2032 (the “Initial Warrant”); and (ii) 1,141,562 shares of Common Stock (the “Additional Warrant Shares” and, together with the Initial Warrant Shares, the “Warrant Shares”) issuable upon exercise of a Common Stock Purchase Warrant issued to CoreWeave on June 16, 2026 at an exercise price of $7.60 per share, expiring June 16, 2035 (the “Additional Warrant” and, together with the Initial Warrant, the “Warrants”).
Our registration of the Warrant Shares covered by this prospectus does not mean that either we or the Selling Stockholder will issue, offer, or sell, as applicable, any of the Warrant Shares hereby registered. The Selling Stockholder may offer, sell, or distribute all or a portion of the Warrant Shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Stockholder may sell the Warrant Shares to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concession or commissions from the Selling Stockholder, the purchasers of the Warrant Shares, or both.
We will not receive any of the proceeds from the sale of the Warrant Shares covered by this prospectus. We may, however, receive proceeds from the cash exercise, if any, of the Warrants at $7.60 per share, which we intend to use for working capital and general corporate purposes. We will bear all costs, expenses, and fees in connection with the registration of the Warrant Shares, including compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts attributable to its sale of shares of Common Stock. See “Plan of Distribution” of this prospectus.
This prospectus provides you with only a general description of the Warrant Shares and the manner in which the Selling Stockholder may offer these Securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. We provide more information about how a Selling Stockholder may sell the Warrant Shares in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Our Common Stock is listed on the Nasdaq Global Market under the symbol “BLZE.” On August 3, 2026, the last reported sales price of our Common Stock was $15.59 per share.

Investing in our securities involves significant risks. See the section of this prospectus captioned “Risk Factors” beginning on page 6, in any applicable prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this prospectus, the selling stockholder identified in this prospectus (the “Selling Stockholder”) may, from time to time, offer and sell, in one or more offerings, up to 4,194,876 shares of our Class A common stock as described in this prospectus. We will not receive any proceeds from the sale of shares by the Selling Stockholder, although we may receive proceeds from any cash exercise of the warrants underlying those shares.
This prospectus provides you with a general description of the shares the Selling Stockholder may offer and the manner in which the Selling Stockholder may offer them. To the extent required, we may provide a prospectus supplement or file a post-effective amendment to the registration statement that will contain specific information about the terms of a particular offering, and that may add, update or change information contained in this prospectus, including with respect to the Selling Stockholder. To the extent there is any conflict between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement; if any statement in one of those documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholder has authorized anyone to provide you with different or additional information, and we and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder is making an offer to sell, or the solicitation of an offer to buy, any securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. This prospectus does not contain all of the information included in the registration statement; for a more complete understanding of the securities offered, you should refer to the registration statement, including its exhibits.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, is accurate as of any date other than the respective dates thereof, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference,” before making your investment decision.
Unless otherwise indicated, information contained in, or incorporated by reference into, this prospectus concerning our business and the industry and markets in which we operate, including our market position, market opportunity and market size, is based on our management's estimates and research, as well as on industry and general publications, surveys and studies conducted by third parties. Our management's estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. While we believe the third-party information is reliable, we have not independently verified it, and its accuracy and completeness are not guaranteed.
Although we are not aware of any misstatements regarding the market and industry data presented in, or incorporated by reference into, this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and the documents incorporated by reference. Accordingly, you should not place undue reliance on this information.
Backblaze, the Backblaze logo and our other registered or common law trademarks, service marks and trade names appearing in this prospectus are the property of Backblaze, Inc. This prospectus also contains trademarks, service marks and trade names of other entities, which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor, to these trademarks, service marks and trade names. We do not intend our use or display of other entities' trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
Unless the context otherwise requires, references in this prospectus to “Backblaze,” the “Company,” “we,” “us,” “our” and similar terms refer to Backblaze, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and free writing prospectus, and the documents incorporated by reference into this prospectus and any related prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements contained in this prospectus.
We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 6 and “Cautionary Note Regarding Forward-Looking Statements.”
The Company
We are a high-performance cloud storage platform for data-intensive use cases in the artificial intelligence era and across a broad range of modern cloud workloads, designed to help customers address complex storage needs by reducing the barriers of lock-in, complexity, and cost. Our mission is to make customers succeed by solving their toughest data storage challenges. We aim to achieve this mission through our purpose-built, web-scale software infrastructure, which is essential to the global data center and compute infrastructure buildout.
Corporate Information
We were incorporated in Delaware in April 2007. Our principal executive offices are located at 2261 Market Street STE 81006, San Francisco, CA 94114. Our telephone number is (650) 352-3738. Our website address is https://www.backblaze.com. We have included our website address in this prospectus solely as an inactive textual reference. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on, or accessible through, our website into this prospectus.

THE OFFERING
Common Stock Offered by the Selling Stockholder:
Up to 4,194,876 shares of Common Stock, consisting of: (i) 3,053,314 Initial Warrant Shares issuable upon exercise of the Initial Warrant; and (ii) 1,141,562 Additional Warrant Shares issuable upon exercise of the Additional Warrant.
Use of Proceeds:
The Company will not receive any proceeds from the sale of the Warrant Shares covered by this prospectus. We may, however, receive proceeds from the cash exercise, if any, of the Warrants, which we intend to use for working capital and general corporate purposes.
See “Use of Proceeds.”
Offering Price:
The Selling Stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Risk Factors:
Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 6 of this prospectus.
Nasdaq Global Market:
BLZE

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information in a prospectus supplement. The risks described in these documents are not the only ones we face. There may be other risks and uncertainties not presently known to us or that we deem immaterial, which could have material adverse effects on our business, results of operations, financial condition or prospects and could result in a partial or complete loss of your investment. When the Selling Stockholder sells shares of Common Stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.
Sales of a substantial number of shares of our Common Stock by the Selling Stockholder, or the perception that such sales may occur, could cause the market price of our Common Stock to decline.
This prospectus relates to the resale of up to 4,194,876 shares of our Common Stock, which represents approximately 6.8% of our outstanding Common Stock as of August 3, 2026.
The Selling Stockholder may sell all, some, or none of the Common Stock registered hereby in the public market, in privately negotiated transactions, or otherwise. Sales of a substantial number of shares of our Common Stock by the Selling Stockholder, or the perception that such sales may occur, could cause the market price of our Common Stock to decline. Even if the Selling Stockholder does not actually sell a substantial number of shares, the public knowledge that shares are available for sale may depress the market price of our Common Stock.
The presence of shares available for resale in the public market may also make it more difficult for us to raise additional capital through future equity offerings on terms favorable to us, or at all, and may impair our ability to pursue strategic transactions.

USE OF PROCEEDS
The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder will receive all of the proceeds from the sale of the Common Stock registered by this prospectus. For information about the Selling Stockholder, see “Selling Stockholder.” The Selling Stockholder will be responsible for any broker or similar commissions and any legal fees or other costs of the Selling Stockholder, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock covered by this prospectus, including (i) all registration and filing fees, (ii) printing expenses, messenger, telephone and delivery expenses, (iii) fees and expenses of our counsel, auditors, and accountants, and (iv) all expenses related to marketing the sale of the shares of our Common Stock.
The Company may, however, receive proceeds upon the cash exercise of the Warrants at $7.60 per share. There can be no assurance that any of the Warrants will be exercised for cash. We intend to use any proceeds we receive from the cash exercise of the Warrants for working capital and general corporate purposes.

PLAN OF DISTRIBUTION
The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholder;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholder(s) for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholder from the sale of any Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agent from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of Warrants.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholder shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which all of the “Registrable Securities” as such term is defined in the Registration Rights Agreement and included in this prospectus have been resold or otherwise disposed of and (ii) the date on which all of such Registrable Securities have been sold in accordance with Rule 144 under the Securities Act.

SELLING STOCKHOLDER
This prospectus covers the resale from time to time of up to 4,194,876 shares of Common Stock by the Selling Stockholder.
The Selling Stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the Selling Stockholder as of August 3, 2026. The Selling Stockholder identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of the Selling Stockholder, the nature of any position, office, or other material relationship, if any, that the Selling Stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the Selling Stockholder before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the Selling Stockholder includes all shares of our Common Stock beneficially held by such Selling Stockholder as of August 3, 2026. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.
Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after August 3, 2026, through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that the Selling Stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholder upon termination of the offering covered by this prospectus because the Selling Stockholder may offer some, all, or none of their shares of Common Stock being offered in the offering. Information about the Selling Stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required
As described in the Current Report on Form 8-K filed by the Company on June 23, 2026, which is incorporated herein by reference, the Company has entered into a Master Strategic Agreement with CoreWeave (the “MSA”) pursuant to which the Company will provide CoreWeave with certain cloud storage and data center managed storage services. In connection with the entry into the MSA, the Company issued the Warrants to CoreWeave. The Initial Warrant will vest and become exercisable in twenty equal quarterly installments (5% per quarter) over a five-year period, in each case so long as the MSA remains in effect. The Additional Warrant will vest and become exercisable in tranches as described therein based upon contracted-for storage capacity, up to 100% of the number of the Additional Warrant Shares. In the case of each Warrant, any unvested portion will become fully vested and exercisable immediately prior to a change of control of the Company (as defined in the Warrants) occurring before termination of the MSA, subject to certain conditions and the potential for forfeiture as described in the Warrants. The exercise of the Warrants is also subject to certain limitations on aggregate share ownership after giving effect to such exercise. The Initial Warrant expires on June 16, 2032 and the Additional Warrant expires on June 16, 2035. Concurrently with the issuance of the Warrants, the Company and CoreWeave entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement covering the resale of the Warrant Shares with the SEC no later than 60 days following the date the Warrants were issued, and to use commercially reasonable efforts to cause that registration statement to be declared effective and to keep it effective for the period specified in the Registration Rights Agreement. The Registration Rights Agreement contains customary provisions, including with respect to registration procedures, permitted suspension periods and indemnification, and registration expenses to be borne by the Company, as well as certain sales volume limitations.

Except as described above and in the June 23, 2026 Form 8-K, the Selling Stockholder does not have, and has not had within the past three years, any position, office, or other material relationship with us or with any of our predecessors or affiliates, other than as a result of the ownership of our Common Stock or other securities.

	Common Stock Beneficially Owned Before this Offering(1)(2)		Maximum Number of Warrant Shares to be Offered Pursuant to this Prospectus(3)	Common Stock to be Beneficially Owned Upon Completion of this Offering(4)
Selling Stockholder	Number	Percentage	Number	Number	Percentage
CoreWeave, Inc.	152,665	*	4,194,876	—	*

*	Less than 1%
(1)
Represents the number of Warrant Shares the Selling Stockholder has the right to acquire as of August 3, 2026 or within 60 days thereafter. The Initial Warrant vests and becomes exercisable in twenty equal quarterly installments on each three-month anniversary of June 16, 2026, and will be fully vested on June 16, 2031, provided that the MSA remains in effect. The Additional Warrant will vest and become exercisable in tranches as described therein based upon contracted-for storage capacity, up to 100% of the number of the Additional Warrant Shares. In the case of each Warrant, any unvested portion will become fully vested and exercisable immediately prior to a change of control of the Company (as defined in the Warrants) occurring before termination of the MSA, subject to certain conditions and the potential for forfeiture as described in the Warrants.

(2)
All of the Warrants that are exercisable for the Warrant Shares offered hereby contain certain beneficial ownership limitations, which provide that the Selling Stockholder will not have the right to exercise any portion of its Warrants if such holder, together with any person with whom such beneficial ownership would be aggregated, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (such limitation, a “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in this column as beneficially owned by the Selling Stockholder includes (a) any outstanding shares of Common Stock held by the Selling Stockholder, and (b) if any, the number of shares of Common Stock subject to the Warrants exercisable for the Warrant Shares offered hereby, in each case which such Selling Stockholder has the right to acquire as of August 3, 2026 or within 60 days thereafter, and without it or any person with whom such beneficial ownership would be aggregated owning more than 4.99% of the number of outstanding shares of Common Stock as of August 3, 2026.

(3)
Represents the total number of Warrant Shares owned by the Selling Securityholder, assuming full exercise of the Warrants offered hereby, without giving any effect to the 4.99% Beneficial Ownership Limitation.

(4)	Assuming the full exercise of the Warrants that are exercisable for the Warrant Shares offered hereby.

LEGAL MATTERS
The validity of the securities being offered hereby is being passed upon for us by Bradley Arant Boult Cummings LLP, Nashville, Tennessee.
EXPERTS
The financial statements of Backblaze, Inc. as of December 31, 2025, and for the year then ended, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Backblaze, Inc. as of December 31, 2024 and for each of the two years then ended, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.backblaze.com. Information accessible on or through our website is not incorporated herein or a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities being registered under this prospectus is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, and June 30, 2026, filed with the SEC on May 4, 2026, and August 3, 2026, respectively;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2026; and
•	our Current Reports on Form 8-K filed with the SEC on May 27, 2026, June 23, 2026, and July 2, 2026 (in each case, excluding any information “furnished” but not “filed” as set forth therein).
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:
Backblaze, Inc.
2261 Market Street STE 81006
San Francisco, CA 94114
(650)-352-3738

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offering of the securities being registered.

Amount to be paid
SEC registration fee	$6,691
FINRA filing fee	$*
Printing and engraving expenses	$*
Legal fees and expenses	$40,000
Accounting fees and expenses	$*
Miscellaneous expenses	$*
Total	$*

*
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation, as amended to date (our "certificate of incorporation"), and our Amended and Restated Bylaws (our "Bylaws") contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•	for any breach of the director's duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derives any improper personal benefit.
Our certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. The indemnification agreements, the certificate of incorporation and the bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
We currently carry and intend to continue to carry liability insurance for our directors and officers.

Item 16.	Exhibits
(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Incorporation by Reference
	Description	Form	File No.	Exhibit(s)	Filing Date
4.1	Restated Certificate of Incorporation, as amended and currently in effect	10-Q	001-41026	3.1	8/14/2023
4.2	Amended and Restated Bylaws	8-K	001-41026	3.1	12/11/2024
4.3	Certificate of Retirement	8-K	001-41026	3.1	7/10/2023
4.4	Initial Warrant	8-K	001-41026	4.1	6/23/2026
4.5	Additional Warrant	8-K	001-41026	4.2	6/23/2026
5.1*	Opinion of Bradley Arant Boult Cummings LLP
10.1	Registration Rights Agreement	8-K	001-41026	4.3	6/23/2026
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.3*	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
107*	Filing Fee Table

*	Filed herewith.
Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on August 3, 2026.

BACKBLAZE, INC.

/s/ Gleb Budman
Name:	Gleb Budman
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of Backblaze, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gleb Budman and Marc Suidan, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gleb Budman	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	August 3, 2026
Gleb Budman

/s/ Marc Suidan	Chief Financial Officer Principal Financial and Accounting Officer)	August 3, 2026
Marc Suidan

/s/ Jocelyn Carter Miller	Director	August 3, 2026
Jocelyn Carter Miller

/s/ Evelyn D’An	Director	August 3, 2026
Evelyn D’An

/s/ Earl Fry	Director	August 3, 2026
Earl Fry

/s/ Barbara Nelson	Director	August 3, 2026
Barbara Nelson

II-4